Exhibit 10.3

SECOND AMENDMENT

TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT, dated as of August 12, 2011 (this “Amendment”) to the Existing Credit Agreement (such capitalized term and other capitalized terms used in this preamble and the recitals below to have the meanings set forth in, or are defined by reference in, Article I below) is entered into by and among AMERIGON INCORPORATED, a Michigan corporation (the “Company”), AMERIGON EUROPE GMBH, a German limited liability company (“Amerigon Germany” and, together with the Company, the “Borrowers” and each, a “Borrower”), each lender party hereto (collectively, the “Lenders” and individually, a “Lender”) and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer (in such capacity as administrative agent, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Borrowers, the Lenders and the Administrative Agent are all parties to the Credit Agreement, dated as of March 30, 2011 (as amended or otherwise modified prior to the date hereof, the “Existing Credit Agreement”, and as amended by this Amendment and as the same may be further amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, the Borrowers have requested that the Lenders amend certain provisions of the Existing Credit Agreement and the Lenders are willing to effect such amendments, on the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, the parties hereto hereby covenant and agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1. Certain Definitions. The following terms when used in this Amendment shall have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

“Administrative Agent” is defined in the preamble.

“Amendment” is defined in the preamble.

“Amendment Effective Date” is defined in Article III.

“Amerigon Germany” is defined in the preamble.

“Borrower” is defined in the preamble.

“Company” is defined in the preamble.

“Credit Agreement” is defined in the first recital.

“Existing Credit Agreement” is defined in the first recital.

“Lender” is defined in the preamble.

SECTION 1.2. Other Definitions. Terms for which meanings are provided in the Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used in this Amendment with such meanings.

ARTICLE II

AMENDMENTS TO CREDIT AGREEMENT

Effective on (and subject to the occurrence of) the Amendment Effective Date, the provisions of the Existing Credit Agreement referred to below are hereby amended in accordance with this Article II. Except as expressly so amended, the Existing Credit Agreement shall continue in full force and effect in accordance with its terms.

SECTION 2.1. Amendments to Article I.

SECTION 2.1.1. Section 1.01 of the Existing Credit Agreement is hereby amended by adding the following definitions in their proper alphabetical places:

“Canadian Dollars” means the lawful currency of Canada.

“Korean Won” means the lawful currency of Korea.

“Yen” means the lawful currency of Japan.

SECTION 2.1.2. Section 1.01 of the Existing Credit Agreement is hereby amended by amending the following definitions in their entirety to read as follows:

“Alternative Currency” means (a) with respect to any Loan, Euro and (b) with respect to any Letter of Credit, each of Canadian Dollars, Euro, Korean Won or Yen.

“Letter of Credit” means any standby letter of credit issued hereunder. Letters of Credit may be issued in Dollars or in any Alternative Currency.

“Revaluation Date” means (a) with respect to any Loan, each of the following: (i) each date of a Borrowing of a Eurocurrency Rate Loan denominated in an Alternative Currency, (ii) each date of a continuation of a Eurocurrency Rate Loan denominated in an Alternative Currency pursuant to Section 2.02, and (iii) such additional dates as the Administrative Agent shall determine or the Required Lenders shall require and (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance of a Letter of Credit denominated in an Alternative Currency, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof (solely with respect to the increased amount), (iii) each date of any payment by the L/C Issuer under any Letter of Credit denominated in an Alternative Currency and (iv) such additional dates as the Administrative Agent or the L/C Issuer shall determine or the Required Lenders shall require.

SECTION 2.1.3. Section 1.03 of the Existing Credit Agreement is hereby amended by inserting the following new clause (c) immediately after clause (b) thereof:

“(c) Financial Determinations. As of any date of determination, for purposes of determining the Consolidated Fixed Charge Coverage Ratio and the Consolidated Leverage Ratio (and any financial calculations required to be made or included within such ratios, including the calculation of Consolidated EBITDA), the calculation of such ratios and other financial calculations shall include or exclude, as the case may be, the effect of any assets or businesses, including the Target and its Subsidiaries acquired by the Company pursuant to the Acquisition, that have been acquired or Disposed of by the Company or any of its Subsidiaries pursuant to the terms hereof (including through mergers or consolidations) as of such date of determination, as determined by the Company on a pro forma basis in accordance with GAAP, which determination may include one-time adjustments or reductions in costs, if any, directly attributable to any such permitted Disposition or acquisition, as the case may be, in each case (i) as approved by the Administrative Agent; provided that no such approval shall be required in connection with the Acquisition and (ii) giving effect to any such permitted acquisition or Disposition as if it had occurred on the first day of the applicable Measurement Period or, in the case of the Acquisition, as if it had occurred on the first day of the Measurement Period commencing April 1, 2011.”

SECTION 2.1.4. Section 1.08 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“1.08 Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.”

SECTION 2.2. Amendments to Article II.

SECTION 2.2.1. Clause (a)(i)(A)(1) of Section 2.03 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars or one or more Alternative Currencies for the account of the Company or its Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with clause (b) below, and”

SECTION 2.2.2. Clause (a)(iii)(D) of Section 2.03 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(D) except as otherwise agreed by the Administrative Agent and the L/C Issuer, such Letter of Credit is to be denominated in a currency other than Dollars or an Alternative Currency;”

SECTION 2.2.3. Clause (b)(i)(B) of Section 2.03 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(B) the amount and currency thereof;”

SECTION 2.2.4. Clause (c)(i) of Section 2.03 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Company and the Administrative Agent thereof. In the case of a Letter of Credit denominated in an Alternative Currency, the Company shall reimburse the L/C Issuer in such Alternative Currency, unless (A) the L/C Issuer (at its option) shall have specified in such notice that it will require reimbursement in Dollars, or (B) in the absence of any such requirement for reimbursement in Dollars, the Company shall have notified the L/C Issuer promptly following receipt of the notice of drawing that the Company will reimburse the L/C Issuer in Dollars. In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in an Alternative Currency, the L/C Issuer shall notify the Company of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. Not later than 11:00 a.m. on the date of any payment by the L/C Issuer under a Letter of Credit to be reimbursed in Dollars, or the Applicable Time on the date of any payment by the L/C Issuer under a Letter of Credit to be reimbursed in an Alternative Currency (each such date, an “Honor Date”), the Company shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing and in the applicable currency. If the Company fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Revolving Credit Lender of the Honor Date, the amount of the unreimbursed drawing (expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of a Letter of Credit denominated in an Alternative Currency) (the “Unreimbursed Amount”), and the amount of such Lender’s Applicable Percentage thereof. In such event, the Company shall be deemed to have requested a Revolving Credit Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Revolving Credit Commitments and the conditions set forth in Section 4.04 (other than the delivery of a Committed Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.”

SECTION 2.2.5. Clause (e) of Section 2.03 of the Existing Credit Agreement is hereby amended by (a) deleting the “or” at the end of clause (iv) thereof, (b) renumbering clause (v) thereof to clause (vi) and (c) inserting the following new clause (v) immediately after clause (iv) thereof:

“(v) any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to the Company or any Subsidiary or in the relevant currency markets generally; or”

SECTION 2.3. Amendment to Article VI. Section 6.21 of Article VI of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“6.21 Intentionally Omitted.”

SECTION 2.4. Amendment to Article VII. Section 7.17 of Article VII of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“7.17 Lease Obligations. Create, incur, assume or suffer to exist any obligations as lessee (a) for the rental or hire of real or personal property in connection with any sale and leaseback transaction, or (b) for the rental or hire of other real or personal property of any kind under leases or agreements to lease (excluding Capitalized Leases) having an original term of one year or more that would cause the direct and contingent liabilities of the Company and its Material Subsidiaries, on a consolidated basis, in respect of all such obligations (other than building leases and other such obligations as in effect on the Closing Date and set forth on Schedule 7.17 delivered in connection with the Target Credit Facility Documents) to exceed $500,000 payable in any period of 12 consecutive months.”

SECTION 2.5. Amendment to Article VIII. Section 8.01(b) of Article VIII of the Existing Credit Agreement is hereby amended by deleting the reference to Section “6.21” contained therein.

ARTICLE III

CONDITIONS TO EFFECTIVENESS

This Amendment shall become effective on and as of the date first written above (the “Amendment Effective Date”) when the following conditions have been met:

SECTION 3.1. Counterparts. The Administrative Agent shall have received counterparts hereof executed on behalf of the Borrowers and the Required Lenders.

SECTION 3.2. Costs and Expenses, etc. The Administrative Agent shall have received for the account of each Lender, all fees, costs and expenses due and payable pursuant to Section 10.04 of the Credit Agreement, if then invoiced, including fees and expenses of counsel to the Administrative Agent.

ARTICLE IV

MISCELLANEOUS

SECTION 4.1. Cross-References. References in this Amendment to any Article or Section are, unless otherwise specified, to such Article or Section of this Amendment.

SECTION 4.2. Loan Document Pursuant to Existing Credit Agreement. This Amendment is a Loan Document executed pursuant to the Existing Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with all of the terms and provisions of the Existing Credit Agreement, as amended hereby, including Article X thereof.

SECTION 4.3. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 4.4. Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment constitutes the entire contract among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 4.5. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, INCLUDING FOR SUCH PURPOSES SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK.

SECTION 4.6. Full Force and Effect; Limited Amendment and Waiver. Except as expressly amended or waived hereby, all of the representations, warranties, terms, covenants, conditions and other provisions of the Existing Credit Agreement and the other Loan Documents shall remain unchanged and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms. The amendments and waivers set forth herein shall be limited precisely as provided for herein to the provisions expressly amended or waived herein and shall not be deemed to be an amendment to, waiver of, consent to or modification of any other term or provision of the Existing Credit Agreement or any other Loan Document or of any transaction or further or future action on the part of any Loan Party which would require the consent of the Lenders under the Existing Credit Agreement or any of the Loan Documents.

SECTION 4.7. Representations and Warranties. In order to induce the Lenders to execute and deliver this Amendment, the Borrower hereby represents and warrants to the Lenders that, both before and after giving effect to this Amendment, all statements set forth in clauses (a) and (b) of Section 4.04 of the Credit Agreement are true and correct.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.

AMERIGON INCORPORATED

By:
Name: Daniel R. Coker
Title: President and Chief Executive Officer

AMERIGON EUROPE GMBH

By:
Name:
Title:

Second Amendment to Credit Agreement

BANK OF AMERICA, N.A., as
Administrative Agent

By:
Name:
Title:

Second Amendment to Credit Agreement

BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender

By:
Name: David K. Komrska
Title: Senior Vice President

Second Amendment to Credit Agreement

JPMORGAN CHASE BANK, N.A.

By:
Name:
Title:

Second Amendment to Credit Agreement

COMERICA BANK

By:
Name:
Title:

Second Amendment to Credit Agreement

THE HUNTINGTON NATIONAL BANK

By:
Name:
Title:

Second Amendment to Credit Agreement

KEYBANK NATIONAL ASSOCIATION

By:
Name:
Title:

Second Amendment to Credit Agreement